Exhibit 32.2

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Ingersoll, Chief Financial Officer of Viad Corp, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the quarterly report on Form 10-Q of Viad Corp for the fiscal quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Viad Corp.

Dated: November 13, 2003

By /s/ Ellen M. Ingersoll

Ellen M. Ingersoll
Chief Financial Officer